Exhibit 24.1


                                 FM PROPERTIES INC.


                               SECRETARY'S CERTIFICATE


               I, Michael C. Kilanowski, Jr., Secretary of FM Properties Inc. (the "Corporation"), a Delaware corporation, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting held on February 10, 1993, and that such resolution has not been amended, modified or rescinded and is in full force and effect:

                    RESOLVED, that any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

               IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company on this the 30th day of March, 1998.


          (Seal)                               /s/ Michael C. Kilanowski, Jr.
                                               ------------------------------
                                                 Michael  C.  Kilanowski, Jr.
                                                         Secretary